As filed with the Securities and Exchange Commission on November 6, 2020 Registration No. 333-_______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INVESTAR HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	27-1560715
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

10500 Coursey Boulevard
Baton Rouge, Louisiana 70816
(225) 227-2222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. D’Angelo
President and Chief Executive Officer
Investar Holding Corporation
10500 Coursey Boulevard
Baton Rouge, Louisiana 70816
(225) 227-2222
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Geoffrey S. Kay, Esq.
Stephanie A. Kalahurka, Esq.
Fenimore, Kay, Harrison & Ford, LLP
812 San Antonio Street, Suite 600
Austin, Texas 78701
(512) 583-5900
(512) 583-5940 (facsimile)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Debt Securities	---	---	---	---
Common Stock, par value $1.00 per share	---	---	---	---
Preferred Stock, no par value	---	---	---	---
Depositary Shares (3)	---	---	---	---
Warrants (4)	---	---	---	---
Units (5)	---	---	---	---
Total	---	(6)	$150,000,000.00 (7)	$16,365.00
(1) An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued at indeterminate prices in U.S. Dollars. Subject to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant under this registration statement exceed $150,000,000.
(2) In accordance with Rule 416 under the Securities Act, this registration statement will also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.
(3) Each depositary share will be issued under a deposit agreement and will represent a fractional share or multiple shares of preferred stock.
(4) Includes warrants to purchase debt securities, common stock, preferred stock or any combination of these securities.
(5) Securities registered hereunder may be sold separately, or as units with other securities registered hereby.
(6) The registrant will determine the proposed maximum aggregate offering price per unit when it issues the above listed securities.
(7) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee under Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Securities and Exchange Commission, or SEC, acting pursuant to said Section 8(a), will determine.
ii

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This preliminary prospectus is not an offer to sell, nor does it constitute an offer to buy, these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2020

PROSPECTUS

Investar Holding Corporation

By this prospectus, we may offer and sell from time to time, together or separately, in one or more offerings:
•Our debt securities of one or more series;
•Shares of our common stock;
•Shares of one or more series of our preferred stock;
•Depositary shares;
•Warrants to purchase other securities; and
•Units consisting of a combination of two or more of these securities.
This prospectus provides you with a general description of these securities. Each time we offer any securities under this prospectus, we will provide you with a prospectus supplement that will describe the terms of the specific issue of our securities being offered, including the price at which those securities are being offered to the public. You should read this prospectus and any accompanying prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.
Our common stock is listed on The Nasdaq Global Market under the symbol “ISTR.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed.
Investing in our securities involves risk. You should refer to the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may also include specific additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully read this prospectus together with the documents we incorporate by reference and the applicable prospectus supplement before you invest in our securities.
These securities are not savings accounts, deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 6, 2020.
iii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration statement, we may from time to time offer and sell in one or more offerings, either separately or together, the debt securities, common stock, preferred stock, depositary shares, warrants or units described in this prospectus and an applicable prospectus supplement, up to a maximum aggregate amount of $150.0 million.
This prospectus provides you with a general description of the securities that we may offer. Each time we offer any of these securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may also add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement as it will control. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Investar,” “we,” “us,” or “our” mean Investar Holding Corporation, and references to “Investar Bank” are to Investar Bank, National Association. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, warrants and units we may offer collectively as “offered securities.”
We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the offered securities are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The documents that we have filed with the SEC are also available on our website at www.investarbank.com. The reference to our website is not intended to be an active link, and the information on our website is not a part of this prospectus.

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Act, relating to the shares covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the offered securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement or incorporated by reference herein for a complete description. You may get a copy of the registration statement from the sources listed above. You may also obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address: Investar Holding Corporation, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816, Attention: John J. D’Angelo, Telephone: (225) 227-2222.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.
We incorporate by reference the following documents which we have filed with the SEC (excluding any portions of such documents that have been furnished but not filed for purposes of the Exchange Act):
•our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 13, 2020;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed on May 8, 2020, August 6, 2020, and November 5, 2020, respectively;
•our Current Reports on Form 8-K filed on February 21, 2020, March 10, 2020, May 28, 2020, July 1, 2020, August 6, 2020, August 21, 2020 and August 28, 2020;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed on April 15, 2020; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 26, 2014, including any amendment or report filed with the SEC for purposes of updating such description.
We also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except, with respect to each of the foregoing, for any portions of the documents that were deemed to be furnished and not filed, unless expressly otherwise stated therein), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than information included in Current Reports that is furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements. These documents are available to you without charge. See “Where You Can Find More Information.” The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any statement contained in a document incorporated by reference into this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is incorporated by reference into this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is incorporated by reference into this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement, including any documents incorporated by reference herein or therein, may contain statements that are not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements preceded by, followed by or that otherwise include the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will” and “would,” or variations or negatives of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate;
•our ability to implement our growth strategy, including our organic growth strategy as well as potentially difficulty in identifying and consummating suitable acquisitions;
•our ability to consummate any pending acquisition transactions;
•risks related to the integration of any businesses we have acquired or expect to acquire, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, risks associated with entering new markets and possible failures in realizing the anticipated benefits from such acquisitions;
•changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing;
•uncertainty regarding the future of the London Interbank Offered Rate and any replacement alternatives on our business;
•the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;
•our dependence on our management team and our ability to attract and retain qualified personnel;
•changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;

•inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;
•the concentration of our business within our geographic areas of operation;
•concentration of credit exposure;
•deteriorating asset quality and higher loan charge-offs and the time and effort necessary to resolve problem assets;
•a lack of liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity;
•the impact of litigation and other legal proceedings to which we become subject;
•data processing system failures and errors;
•competitive pressures in the consumer finance, commercial finance, retail banking and mortgage lending industries, as well as the financial resources of, and products offered by, competitors;
•the impact of changes in laws and regulations applicable to us, including banking, securities and tax laws and regulations and accounting standards, as well as changes in the interpretation of such laws and regulations by our regulators;
•changes in the scope and costs of FDIC insurance and other coverages;
•governmental monetary and fiscal policies;
•systemic risks associated with the soundness of other financial institutions;
•the effectiveness of our internal controls and procedures in preventing losses;
•cyber attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems, and the costs of defending against them;
•hurricanes, other natural disasters and adverse weather; oil spills and other man-made disasters; acts of terrorism, an outbreak of hostilities or other international or domestic calamities, acts of God, pandemics and other matters beyond our control;
•other factors not identified above, including those discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and other filings with the SEC that are incorporated by reference into this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement; and
•our ability to manage the risks involved in the foregoing.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, the documents incorporated by reference into this prospectus, and any prospectus supplement. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ABOUT INVESTAR HOLDING CORPORATION
We are a financial holding company headquartered in Baton Rouge, Louisiana. We conduct our operations primarily through our wholly-owned subsidiary, Investar Bank. Investar Bank was originally chartered in 2006 as a Louisiana state bank before converting to a national bank charter in 2019.
Through Investar Bank, we offer a wide range of commercial banking products tailored to meet the needs of individuals and small to medium-sized businesses. We currently operate 24 full-service branches in Louisiana, five full-service branches in Texas, and two full-service branches in Alabama. We also serve our markets from our executive and operations center located in Baton Rouge. We have experienced significant organic growth since Investar Bank was chartered, completed six whole bank acquisitions, and established or acquired additional branches in our market areas. As of June 30, 2020, on a consolidated basis, we had total assets of $2.4 billion, net loans of $1.8 billion, total deposits of $1.9 billion, and stockholders’ equity of $236.7 million.
We believe that our current markets present a significant opportunity for growth and franchise expansion, both organically and through strategic acquisitions. Although the financial services industry is rapidly changing and intensely competitive, and likely to remain so, we believe Investar Bank competes effectively as a local community bank and possesses the consistency of local leadership, the availability of local access and responsive customer service, coupled with competitively-priced products and services, necessary to successfully compete with other financial institutions for individual and small to medium-sized business customers.
As a financial holding company and a bank holding company, we are regulated by the Board of Governors of the Federal Reserve System, or the Federal Reserve. As a national banking association, Investar Bank is subject to supervision, regulation and examination by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund and not for the protection of security holders and creditors. For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies, bank holding companies and banks, as well as specific information regarding our business, please refer to “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent reports that we file with the SEC, which are incorporated by reference into this prospectus.
Our principal executive offices are located at 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816, and our telephone number at that address is (225) 227-2222. Our website address is www.investarbank.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. Except as specifically incorporated by reference into this prospectus, the information on, or otherwise accessible through, our website is not incorporated by reference herein and does not constitute a part of this prospectus.
RISK FACTORS
An investment in the offered securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors contained in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus, as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference into this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the offered securities for general corporate purposes unless otherwise indicated in the prospectus supplement applicable to a specific issue of offered securities. General corporate purposes could include support for organic growth or targeted acquisitions, bolstering balance sheet capital resources or stock repurchase activities.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, applicable regulatory capital requirements, the availability of other funds and other factors. Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to either deposit any net proceeds in deposit accounts at Investar Bank or invest them in short-term obligations.
DESCRIPTION OF DEBT SECURITIES
The following discussion summarizes the general terms of the debt securities that we may issue. The complete terms of the debt securities will be contained in the indentures and supplemental indentures applicable to the particular series of debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the applicable indenture and supplemental indenture relating to the particular series of debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
The debt securities we may offer under this prospectus will constitute senior debt securities or subordinated debt securities, which in each case will be our unsecured, direct, general obligations. The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, that we select to act as trustee. The form of each indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.
The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our board of directors or the adoption of a resolution of our board of directors and the action of certain our corporate officers acting under authority delegated to them by such resolution of the board and evidenced by an officers’ certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.
The senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to our senior indebtedness, including our senior debt securities as described below under “—Ranking—Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries, if any.

The following description of our debt securities, and any description in a prospectus supplement, is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.
Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.
Except as may be otherwise set forth in the prospectus supplement by which we offer particular debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness, including indebtedness senior to the debt securities, or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Investar. The indentures do not contain specific provisions that would afford debt securityholders protection in the event of a change of control, although such provisions may be included in the terms and conditions of the debt securities of a series by means of the supplemental indenture establishing that series. You should refer to the applicable prospectus supplement for information with respect to the deletion, modification or addition of any of the events of default or covenants that may be included in the debt securities of a series that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement
Each series of debt securities will be established and its terms and conditions set by a supplemental indenture, and the prospectus supplement relating to debt securities of that series will describe the specific terms and conditions of that series to the extent such terms and conditions are not described in this prospectus. These terms and conditions may include, without limitation, the following:
•the title of the series of debt securities and whether the securities are senior debt securities or subordinated debt securities;
•the aggregate principal amount, and any limit on the aggregate principal amount, of the debt securities of such series to be issued;
•if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;
•the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of or premium, if any, on the debt securities of the series will be payable and any rights of extension;
•the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;

•the date or dates from which any interest will accrue on the debt securities of the series, the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;
•the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;
•the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;
•with respect to our subordinated debt securities, the terms of the subordination of those debt securities in the right of payment to our senior indebtedness;
•our obligation, if any, to redeem, repay or purchase the debt securities of the series under any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, under that obligation;
•whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;
•any covenants applicable with respect to the debt securities of the series;
•any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default or covenants, or other terms of such debt securities, set forth in the indenture;
•whether the debt securities of the series will be issued in certificated or book-entry form;
•with respect to debt securities issuable in certificated form, the form and terms of such certificates, and any related documents or conditions to such issuance;
•the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;
•if the debt securities of the series will be initially issuable in global form, (1) whether the debt securities will be issued in temporary or permanent global form or both, (2) the conditions upon which definitive debt securities of the series will be issued to beneficial owners, (3) the conditions, if any, upon which beneficial owners may exchange their interests in for debt securities of the same series, and (4) the name of the depository or its nominee with respect to the debt securities;
•the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;
•whether the debt securities of the series can be converted into or exchanged for other securities of Investar, and any related terms and conditions;
•whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock and/or preferred stock;
•the identity of each trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and

•any other terms of the debt securities of the series and any deletions from or modifications or additions to the indenture in respect of the debt securities.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Special federal income tax, accounting and other considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Ranking
Senior Debt Securities
Except as otherwise provided in a prospectus supplement, the senior debt securities of a series that we issue under the senior debt indenture will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other unsecured and unsubordinated debt, including the senior debt securities of any other series.
Subordinated Debt Securities
Except as otherwise provided in a prospectus supplement, the payment of the principal of and premium, if any, and interest on the subordinated debt securities of any series, including amounts payable on any redemption or repurchase in accordance with the terms of such subordinated debt securities, will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which is defined below. If there is a distribution to our creditors in a liquidation or winding up of Investar, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Investar, the holders of our senior debt securities will first be entitled to receive payment in full of all amounts due on the senior debt (or provision will be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, holders of our senior debt securities and our general creditors may recover more of the indebtedness owed to them, ratably, than will the holders of subordinated debt securities in the event of a distribution of assets upon bankruptcy, reorganization, insolvency, receivership or similar proceeding, or a liquidation, termination or winding up of Investar.
The supplemental indenture, board resolution or board resolution and related officers’ certificate establishing a series of subordinated debt securities will set forth the terms and conditions under which, if any, we will not be permitted to pay some or all of the principal of or premium, if any, or interest on the subordinated debt securities of a series upon the occurrence of an event of default or other circumstances arising under or with respect to our senior indebtedness, including our senior debt securities.
As discussed above, the indentures may place no limitation on the amount of indebtedness that we may incur, and the subordinated debt indenture will not limit the amount of debt senior to the subordinated debt securities of any series that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.
“Senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to us, on, or substantially similar payments we will make in respect of the following categories of indebtedness, whether that indebtedness was outstanding at the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:
•our indebtedness evidenced by notes, debentures, or bonds or other securities, whether issued under the provisions of any indenture (including indentures other than the senior debt indenture), fiscal agency agreement, debenture or note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;
•our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;
•indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;
•reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;
•obligations under various hedging and similar arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;
•all of our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and accrued liabilities arising in the ordinary course of business; and
•deferrals, renewals or extensions of any of the indebtedness or obligations described above.
However, “senior indebtedness” excludes:
•any indebtedness, obligation or liability referred to above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of Investar, including our subordinated debt securities of one or more series;
•any indebtedness, obligation or liability that is subordinated to other indebtedness, obligations and liabilities of ours to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and
•the subordinated debt securities issued under the subordinated debt indenture and our outstanding junior subordinated debt securities and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.
As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.
The applicable prospectus supplement and supplemental indenture may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination
Because we are a holding company, our debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, as our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s secured and unsecured creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables.
Redemption of Securities
We may redeem any series of our debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. If we exercise that redemption option, we will notify the trustee of the redemption date and of the principal amount of debt securities of the series to be redeemed.
Notice of redemption will be given to each holder of the debt securities to be redeemed at their addresses, as shown on the security register, not less than 30 nor more than 60 days prior to the date set for such redemption. The notice will set forth, among other things, (1) the redemption date; (2) the price at which the debt securities will be redeemed; (3) if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; (4) the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; and (5) the CUSIP number applicable to the debt securities to be redeemed.
On or prior to noon, local time, in the place of payment on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or portions thereof to be redeemed on that date, and (except if the redemption date is also an interest payment date), any accrued interest through the redemption date on all securities called for redemption. Subject to our obligation to pay the redemption price upon the surrender of the debt securities in the manner described in the redemption notice, the securities called for redemption will cease to bear interest from and following the date called for redemption.
If we elect to redeem fewer than all the debt securities of a particular series, we will provide notice to the trustee at least 60 days prior to the redemption date, and the trustee will select the debt securities to be redeemed by lot or in a manner it deems fair and appropriate or as required by law. In the case of any debt securities that we redeem only in part, we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.
Denomination, Payment, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in registered form in denominations of $1,000 or integral multiples of $1,000.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on the debt securities of any series at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by transfer to an account maintained by the payee with a bank located within the United States.
Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of the holder having been the registered holder on the regular record date for such payment. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the indenture or supplemental indenture.
Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the office or agency of the securities registrar for such series of debt securities, which we initially expect to be the principal corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer at the office or agency of the securities registrar. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. You will not be required to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange, subject to certain exceptions. We have the right to remove and replace from time to time the securities registrar, although no such removal or replacement will be effective until a successor securities registrar will have accepted the appointment. If the trustee is not serving as the securities registrar, it will have the right to examine the securities register maintained by the securities registrar.
Except as otherwise provided in an applicable supplemental indenture or prospectus supplement, we will not be required to:
•issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of such selection; or
•register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part.
Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.
Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:
•the investor cannot have a note or certificate representing his or her debt securities registered in his or her own name;
•the investor cannot receive physical certificates for his or her debt securities unless the conditions for issuance of physical certification are met;
•the investor must look to his or her bank or brokerage firm or related DTC participant for payments on the debt securities and protection of his or her legal rights relating to the debt securities;
•the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;
•the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and
•the depositary will usually require that interests in a global security be purchased or sold within its system and settled using same-day funds.
The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.
Merger, Consolidation or Sale of Assets
We will not be permitted to consolidate with or merge into any other entity, or sell, assign, transfer or otherwise convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity, unless:
•either we are the continuing entity or the successor entity, if other than us, formed by or resulting from any consolidation or merger, or which has received the transfer of our properties and assets, is a corporation organized under the laws of the United States or a state thereof or the District of Columbia and expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;
•we or the successor entity, as the case may be, will not, immediately after giving effect to the transaction, be in default in the performance of any such covenant or condition; and.
•we or the successor entity, as the case may be, will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the terms of the indenture.
Certain Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities that we offer for sale. Unless the applicable prospectus supplement indicates otherwise, the indentures do not contain any provision which restricts us from, among other things:

•incurring or becoming liable on any secured or unsecured senior or subordinated indebtedness or general obligations;
•paying dividends or making other distributions on our capital stock;
•purchasing or redeeming our capital stock; or
•creating any liens on our property for any purpose.
Events of Default; Right to Accelerate; Waiver
Unless otherwise provided in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following events:
•our failure to pay any installment of interest payable on the debt securities of such series when due, and the continuance of such failure for a period of 30 days;
•our failure to pay the principal of, or premium, if any, on, the debt securities of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;
•our failure to make any sinking fund payment when due for any debt securities of such series;
•our default in the performance or breach of any other covenant or warranty contained in the indenture applicable to such series, subject to certain exceptions, and the continuance of that default for 90 days after written notice under the terms of the applicable indenture;
•certain events of bankruptcy, insolvency or reorganization of Investar; or
•any other event of default provided with respect to debt securities of such series, as described in the prospectus supplement with respect to the offering of such series.
If an event of default occurs with respect to the bankruptcy, insolvency or reorganization of Investar, the principal amount and interest on the debt securities will become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the debt securities. If any other event of default described above occurs and is continuing, the trustee or the holders of 25% of the aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the outstanding debt securities of that series and declare the principal of (or such lesser amount as may be provided for under the terms of the securities) and accrued and unpaid interest on such debt securities to be immediately due and payable. At any time after a declaration of acceleration with respect to the debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

We may offer subordinated debt securities of a series that we intend to qualify as “tier 2 capital” under the regulatory capital requirements for bank holding companies. For such subordinated debt securities qualify as “Tier 2 capital,” among other things, the maturity of the subordinated debt securities may not be accelerated upon the occurrence and continuation of an event of default unless the event of default is one based on an event of receivership, insolvency, liquidation, or similar proceeding of the depository institution or its holding company. As a consequence of that limitation, with respect to our subordinated debt securities of a series intended to qualify as “Tier 2 capital,” neither the trustee nor the holders of the subordinated debt securities of any series will have the right to accelerate the principal amount of the subordinated debt securities of any series in the event of a default in the payment of principal of, or premium, if any, or interest on, the subordinated debt securities of that series or as a result of our nonperformance of any other covenant applicable to or obligation arising under the terms of the subordinated debt securities of that series or the subordinated debt indenture. Rather, if we default in our obligation to pay any interest on the subordinated debt securities when due and payable and such default continues for a period of 30 days, or if we breach any covenant or agreement contained in the subordinated debt indenture and that default continues for any grace period, then the trustee may, subject to certain limitations and conditions, only seek to enforce its rights and the rights of the holders of subordinated debt securities of the past due interest or the performance of any covenant or agreement in the indenture.
If we fail to pay the trustee any amounts then due upon such demand, the trustee, in its own capacity as such, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against us or any other obligor upon such debt securities and collect the monies adjudged or decreed to be payable in the manner provided by law.
The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.
The holders of a majority in principal amount of the debt securities of each series may also direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that the direction is not in conflict with law or the applicable indenture. Notwithstanding the foregoing, the trustee need not take any action which it in good faith determines might subject it to personal liability or be unjustly prejudicial to the securityholders not consenting. In addition, the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.
The trustee will be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture at the request or direction of any of the holders of debt securities of any series under the provisions of the indentures, unless such holders will have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Each indenture generally requires the applicable trustee to notify the holders of a series regarding the existence of any default within 90 days after the trustee has been so notified of its occurrence, unless the default has been cured or waived. However, the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities, if specified persons associated with the trustee determine the withholding to be in the best interests of the holders. Furthermore, the trustee will not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations) until at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an “event of default” under the indentures with respect to the debt securities of such series.

We are required to deliver to the trustee, within 180 days after the end of each fiscal year, a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.
Limitations on Suits by Holders
Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of debt securities will have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures, unless:
•such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;
•the holders of not less than 25% in principal amount of the applicable debt securities will have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;
•such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;
•for 60 days after its receipt of such notice, request, and offer of security or indemnity, the trustee has failed to institute any such proceeding; and
•no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.
In any event, the indentures provide that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.
Modification of an Indenture
Except as otherwise provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:
•extend the stated maturity of the debt security;
•reduce the principal amount of, or premium, if any, on, the debt security or the rate of interest thereon;
•adversely affect any right to convert or exchange such security into any other security;
•alter the method of computation of interest of such debt security;
•reduce the percentage in principal amount of the debt securities in such series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required to waive compliance with specific provisions of or certain defaults and consequences under the indenture;

•impair the right to institute suit for the enforcement of any payment on or with respect to any debt security in accordance with its terms;
•modify the ranking or priority of the securities; or
•modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of each debt security affected thereby.
We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:
•to evidence the succession of another person to us as obligor under the indenture;
•to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;
•to add events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;
•to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in uncertificated form issued under the indenture, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•to change or eliminate any provision of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created thereunder prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;
•to secure the debt securities of any series issued under the indenture;
•to establish the form or terms of debt securities of any series to be issued under the indenture;
•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•to cure any ambiguity or correct any inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;
•to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, provided that the supplemental indenture does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;
•to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;
•to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;
•to conform any provision in the indenture to the requirements of the Trust Indenture Act; or
•to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture.

The trustee will not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.
Outstanding Debt Securities; Determinations of Holders’ Actions
Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee, except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee, and those securities that have been converted or exchanged into other securities as contemplated by the applicable indenture.
A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security. However, in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded and deemed not to be outstanding for the purpose of any such determination, except that in determining whether the trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded. Debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.
Satisfaction and Discharge
Each indenture may be discharged and cease to be of further effect with respect to any series of debt securities, when:
•either (1) all debt securities of such series that have been authenticated and delivered have been delivered to the trustee for cancellation, except debt securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, and debt securities for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or (2) all debt securities of such series discussed above that have not been delivered to the trustee for cancellation have become due and payable, are by their terms due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have deposited or caused to be deposited with the trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, including the principal of, and any premium and interest on such debt securities, to the date of such deposit (in the case of debt securities which have become due and payable) or to the maturity thereof, as the case may be;
•we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities; and
•we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Defeasance and Covenant Defeasance
Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we may elect to discharge our obligations on the debt securities of any series in a defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. With a defeasance, we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust. With a covenant defeasance, we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased. In either case, we must, among other things, irrevocably deposit with the applicable trustee, in trust, of an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.
A trust will only be permitted to be established under an indenture if, among other things:
•the defeasance or covenant defeasance will not result in a breach or violation of, or constitute an event of default under, the indenture or any other material agreement or instrument to which we or any subsidiary are a party or by which we or any subsidiary are bound;
•no event of default or other event which after notice or lapse of time or both would be an event of default will have occurred and be continuing as of the date of such deposit, and, solely in the case of defeasance, no event of default or other event which after notice or lapse of time or both would be an event of default due to certain events of bankruptcy, insolvency or reorganization will have occurred and be continuing during the period ending on and including the 91st day after the date of such deposit;
•we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, the opinion will be required to based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;
•we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with;
•such defeasance or covenant defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on us in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and
•in the case of the subordinated debt indenture, no event or condition will exist that, under the subordination provisions of such indenture would prevent us from making payments of principal of and premium, if any, and interest on the subordinated debt securities being defeased at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.
Regarding the Trustee
The applicable prospectus supplement will identify the trustee for the particular series of debt securities to be issued under the indentures. Unless otherwise provided in a prospectus supplement relating to the offer of debt securities of a particular series, we also expect the trustee to serve as registrar and paying agent for each series of debt securities offered and sold under this prospectus. At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, and have at all times a combined capital and surplus of not less than $50,000,000. However, neither we nor any person directly or indirectly controlled or controlled by or under common control with us will be eligible to serve as a trustee under either indenture.
The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See “—Events of Default; Right to Accelerate; Waiver,” and “—Limitations on Suits by Holders” for certain information regarding the rights of the trustee upon the occurrence of an event of default. Second, the trustee performs for us certain administrative duties related to the debt securities of each series. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.
The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture as described above.
If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture.
The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.
If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.
Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action.

Notice
Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.
Governing Law
The debt securities of each series and the indenture will be governed by, and construed in accordance with, the internal laws of the State of New York. The indentures will be subject to the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.
Limitation on Personal Liability of Officers, Directors, Employees or Stockholders
Our officers, directors, employees and stockholders will not have any liability for our obligations under the indentures or the debt securities. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
DESCRIPTION OF COMMON STOCK
The following discussion summarizes the general terms of the common stock that we may issue. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. We are a Louisiana corporation, and thus the Louisiana Business Corporation Act, or LBCA, other applicable Louisiana law, and our articles of incorporation and by-laws delineate the rights of our common shareholders generally. Reference is made to the more detailed provisions of our articles of incorporation and by-laws, which are incorporated by reference into the registration statement of which this prospectus is a part, and applicable law.
General
Our articles of incorporation authorize us to issue a total of 40,000,000 shares of common stock, par value $1.00 per share. As of November 3, 2020, 10,622,068 shares of our common stock were issued and outstanding. We may issue authorized but unissued shares of our common stock in the future without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. Each share of our common stock is non-assessable and has the same rights, preferences and privileges as every other share of common stock.
Voting Rights
Each share of common stock entitles the holder thereof to one vote in the election of directors and on all other matters submitted to the vote of our shareholders, unless otherwise provided by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulate their votes in the election of directors.
With respect to any matter other than the election of directors or a matter for which a different approval threshold is established by Louisiana law or our articles of incorporation (as described below), a matter submitted to the shareholders will be approved if a majority of the votes cast are in favor of such matter, at a meeting at which a quorum is present. Directors are elected by a plurality vote.
The following extraordinary actions have different approval thresholds under the LBCA or our articles of incorporation:
•Amendments to our articles of incorporation. Our articles of incorporation may be amended upon the affirmative vote of the greater of: (1) a majority of the votes entitled to be cast on the amendment; or (2) two-thirds of the voting power present, in person or by proxy, at the shareholders’ meeting.

•Merger, consolidation or share exchange. Approval of a merger, consolidation or share exchange to which we are a party is subject to the affirmative vote of the greater of: (1) a majority of the votes entitled to be cast on the proposal; or (2) two-thirds of the voting power present, in person or by proxy, at the shareholders’ meeting.
•Dissolution or Sale of Substantially all of the Assets. Our articles of incorporation provide that any dissolution or sale of substantially all of our assets must be approved by two-thirds of the total voting power of the corporation at a special meeting of our shareholders.
Dividends
Subject to the rights of holders of any preferred stock that we may issue, holders of our common stock are entitled to share equally in dividends when, as, and if declared by our board of directors out of funds legally available therefor.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of shares of our common stock are entitled to receive, on a pro-rata per share basis, any assets available for distribution to our shareholders after the payment of debts and liabilities and after the distribution to holders of any outstanding shares of our capital stock hereafter issued with prior rights upon liquidation.
Preemptive and Other Rights
Holders of our common stock do not have preemptive, conversion or redemption rights.
Selected Provisions of the LBCA and our Articles of Incorporation and By-laws
Provisions with anti-takeover effects. Our articles of incorporation and by-laws, as well as the LBCA, contain certain provisions that may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise, even if shareholders may consider the proposed transaction to be in their best interests or will receive a substantial premium for their shares. These provisions, which are summarized below, are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that, as a general rule, the interests of our shareholders are best served if any change in control results from negotiations with our board rather than from an unsolicited proposal. As mentioned above, the LBCA and our articles of incorporation require a merger, consolidation or share exchange to which we are a party be approved by the greater of: (1) a majority of the votes entitled to be cast on the proposal; or (2) two-thirds of the voting power present, in person or by proxy, at the shareholders’ meeting. Our articles of incorporation require any dissolution or sale of substantially all of our assets to be approved by two-thirds of the total voting power of the corporation at a special meeting of our shareholders.
•Authority to issue “blank check” preferred stock. Our board of directors is authorized to issue, without further approval from our shareholders, a series of “blank check” preferred stock. This authorization may operate to provide anti-takeover protection for us because, if a merger, tender offer or other attempt to gain control of us is proposed and our board does not believe the proposed transaction is in our or our shareholders’ best interests, the board can quickly issue shares of preferred stock with rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.” The authorization to issue preferred stock may also benefit present management. Because a potential acquiror may be discouraged from attempting a takeover on account of the board’s ability to issue preferred stock, management may be able to retain its position more easily. Our board, however, does not intend to issue any preferred stock, except on terms that it deems to be in our best interest and the best interest of our shareholders.

•Shareholder’s right to call a special meeting. Under the LCBA, we are not required to call a special shareholders’ meeting at the request of any shareholder unless shareholders holding at least 10% of all the votes entitled to be cast on an issue proposed to be considered at the special meeting sign, date, and deliver to us a written demand for the meeting.
•Increase in board size. Our board of directors has the power to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies so created by a majority vote of the directors present at the meeting. This may dissuade a third party from attempting to take control of us by means of a proxy contest.
•Advance notice requirements. Our by-laws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide us advance notice not earlier than 120 days and not later than 90 days prior to the first anniversary of the immediately preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the public announcement of the date of our annual meeting is less than 120 days prior to the annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Any shareholder wishing to nominate a candidate for election as a director or to raise new business at an annual shareholders’ meeting must also provide detailed information about the nominee or business and satisfy certain other conditions. Because of the timing requirements and the detailed information that must be provided under our advance notice by-law, a third party may be discouraged from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.
•No cumulative voting. Shareholders are not permitted to cumulate their votes in the election of directors. As a result, holders of a majority of outstanding common stock have the power to elect all of the directors standing for election, which may discourage a third party from nominating its own candidate(s) for election to our board.
•By-law amendment. Our board of directors can amend our by-laws without shareholder approval.
In addition, as noted above, we may issue authorized but unissued shares of our capital stock in the future without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. This power may enable our board of directors to sell shares of our common or preferred stock to individuals or groups whom the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization.
Action by Written Consent. Under the LBCA, unless otherwise provided in a corporation’s articles of incorporation, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting unless such written consent is signed by all shareholders. Our articles of incorporation do not contain a provision allowing for less than unanimous written consent. As a result, the requirement that actions taken by written consent be unanimous ensures that shareholders cannot effect a business combination or other corporate action without the knowledge and involvement of all of our shareholders.

Indemnification. Our by-laws provide generally that we will indemnify and hold harmless, to the fullest extent permitted by Louisiana law, our directors and officers, as well as other persons who have served as directors, officers, fiduciaries or in other representative capacities, serving at our request in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.
Limitation of liability. Our articles of incorporation limit the personal liability of our directors in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director, with certain exceptions. Our articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.
Transfer Agent
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
DESCRIPTION OF PREFERRED STOCK
The following discussion summarizes the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The discussion below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, including any applicable amendment to our articles of incorporation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement, and our by-laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus form a part, and to applicable Louisiana law, including the LBCA.
General
Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock, no par value per share, in one or more series, without shareholder action. No shares of our preferred stock are currently outstanding. Our board of directors, without shareholder approval, is authorized to designate the preferences, limitations and relative rights of any such series of preferred stock. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. While the terms of preferred stock may vary from series to series, common shareholders should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.
Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.
The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
•the designation and stated value per share of the preferred stock and the number of shares offered;
•the amount of liquidation preference per share;
•the price at which the preferred stock will be issued;
•the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•any redemption or sinking fund provisions;
•any conversion or exchange provisions;
•whether we have elected to offer depositary shares as described in this prospectus under “Description of Depositary Shares”; and
•any other rights, preferences, privileges, limitations and restrictions on the preferred stock.
As described in this prospectus under “Description of Depositary Shares,” we may, at our option, with respect to any series of our preferred stock, elect to offer fractional interests in such shares, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to the particular series of preferred stock.
Rank
Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be described in the applicable prospectus supplement, as long as our articles of incorporation so permit.
Dividends
Holders of the preferred stock of each series will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at such rates and on such dates, if any, described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our books on the record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock that we issue will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Liquidation
If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Redemption
We may provide that a series of our preferred stock may be redeemable, in whole or in part, at our option. In addition, a series of preferred stock may be subject to mandatory redemption by means of a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the applicable prospectus supplement.
In the event of partial redemptions of our preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.
On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of our preferred stock will have no voting rights, except as otherwise required by law or our articles of incorporation.
Conversion or Exchange Rights
The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of our common stock, another series of our preferred stock or other securities.
DESCRIPTION OF DEPOSITARY SHARES
The following discussion summarizes the general terms of the depositary shares that we may issue. The specific terms of any series of depositary shares will be described in the prospectus supplement relating to that series of depositary shares. The discussion below and in any prospectus supplement relating to the offer for sale of a series of our depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, depositary receipts, our articles of incorporation and any amendments thereto relating to the applicable series of our preferred stock that will be filed with the SEC, and to applicable Louisiana law, including the LBCA.

General
We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares, and each depositary share will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.
The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares, and the name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement, and holders of depositary receipts will agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.
Dividends and Other Distributions
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock underlying the depositary shares.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.
Liquidation Preference
If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the holder of the depositary shares will be entitled to receive the number of whole shares of our preferred stock. Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all holders of depositary shares.
Redemption
If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will terminate, except the right to receive money, securities or other property payable upon redemption.
Voting
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary receipts.
Charges of Depositary
We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:
•the initial deposit of our preferred stock;
•the initial issuance of the depositary shares;
•any redemption of our preferred stock; and
•all withdrawals of our preferred stock by owners of depositary shares.
Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:
•refuse to transfer depositary shares;
•withhold dividends and distributions; and
•sell the depositary shares evidenced by the depositary receipt.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that we deliver to the depositary and that we are required to furnish to the holders of our preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to the performance in good faith of our and their respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on written advice of counsel or accountants, information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and documents believed to be genuine and to have been signed or presented by the proper party or parties.
DESCRIPTION OF WARRANTS
The following discussion summarizes the general terms of the warrants that we may issue. The specific terms of any warrants that we may issue will be described in the prospectus supplement relating to such warrants. The discussion below and in any prospectus supplement relating to the offer for sale of a series of warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants, as well as the form of the warrant agreement and warrant certificate representing the warrants that will be filed with the SEC in connection with any issuance of warrants, and to applicable Louisiana law. In connection with any offer of warrants, you should also consider the rights and obligations of the securities underlying such warrants.
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit before the warrants’ expiration date.
The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
•the specific designation and aggregate number of, and the price or prices at which we will issue, the warrants;
•the designation and terms of the underlying securities purchasable upon exercise of the warrants;
•the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;
•the period(s) during which the warrants will be exercisable;

•the purchase price for each security purchasable on exercise of the warrants;
•the procedures and conditions relating to the exercise of the warrants;
•the minimum or maximum amount of the warrants that may be exercised at any one time;
•any anti-dilution provisions;
•the provisions, if any, for changes to or adjustments in the exercise price of the warrants;
•the terms of any right that we may have to redeem or call the warrants;
•the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;
•whether the warrants will be issued in certificated or book-entry form;
•any applicable material United States federal income tax consequences;
•the name of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•whether the warrants are to be sold separately or with other securities as parts of units; and
•any other material terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.
DESCRIPTION OF UNITS
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will specify the terms of the units, including:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;
•the material terms of the unit agreement governing the units;
•a discussion of material United States federal income tax considerations relevant to the units; and
•whether the units, if issued as a separate security, will be issued in fully registered or global form.
The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units. In connection with any offer of units, you should also consider the rights and obligations of the securities comprising such units.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus from time to time in underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers.
The distribution of the securities may be effected from time to time in one or more transactions at:
•a fixed price, or prices which may be changed from time to time;
•market prices prevailing at the time of sale;
•prices related to those prevailing market prices; or
•negotiated prices.
Each time we sell securities a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the public offering price;
•the name or names of any agents, dealers or underwriters included in the offer and sale of the securities and the amount of securities underwritten or purchased by each of them, if any;
•any delayed delivery requirements;
•the proceeds we will receive from the sale of the securities and the use of such proceeds;
•any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;
•any discounts or concessions allowed or re-allowed or repaid to dealers;
•estimated offering expenses; and
•any exchanges on which the securities will be listed.
We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

Sales Through Underwriters, Dealers or Agents; Direct Sales
If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.
If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.
We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase debt securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Those institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities under such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Market Making, Stabilization and Other Transactions
Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the Nasdaq Global Market. We can provide no assurance as to whether any of our securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.
Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.
Derivative Transactions and Hedging
We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
General Information
We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.
The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.
Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

LEGAL OPINIONS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities will be passed upon for us by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas.
EXPERTS
The consolidated financial statements of Investar Holding Corporation appearing in Investar Holding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Investar Holding Corporation’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Investar Holding Corporation

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

Prospectus

November 6, 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$16,365
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	*
*These fees and expenses depend on the securities offered and the number of issuances and cannot be estimated at this time. The estimate of such expenses incurred in connection with each offering of securities under this registration statement will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Sections 1-850 through 1-859 of the Louisiana Business Corporation Act, or the LBCA, provide, in part, that a Louisiana corporation may indemnify each of its current or former directors and officers (each of which is referred to herein as an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (i) in the case of conduct in an official capacity, that such indemnitee’s conduct was in the corporation’s best interests or (ii) in all other cases, that such indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe such indemnitee’s conduct was unlawful. Under the LBCA, the corporation may also advance expenses to the indemnitee provided that the indemnitee delivers (i) a written affirmation of such indemnitee’s good faith belief that the relevant standard of conduct has been met by such indemnitee or that the proceeding involves conduct for which liability has been eliminated and (ii) a written undertaking to repay any funds advanced if (a) such indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (b) it is ultimately determined that such indemnitee has not met the relevant standard of conduct. In addition, the corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability.
Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he was a party to by virtue of the fact that he is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit the corporation’s right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.

Our by-laws contain indemnification provisions that require us to indemnify any director or officer made a party to a proceeding because he or she was a director or officer against liability incurred in such proceeding if such director or officer (i) conducted himself or herself in good faith; (ii) reasonably believed (a) in the case of conduct in his or her official capacity with us, that his or her conduct was in our best interests, or (b) in all other cases, that his or her conduct was at least not opposed to our best interest; and (iii) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.
Indemnification is not allowed if (i) in connection with a proceeding by us or in our right, the director or officer is adjudged liable to us; or (ii) in connection with any proceeding, the director or officer is adjudged liable for receiving an improper personal benefit, regardless of whether the action occurred in the individual’s official capacity. Indemnification in connection with any proceeding by or in the right of the corporation is limited to reasonable expenses (including reasonable attorneys’ fees) incurred. In any case, we must fully indemnify a director or officer who is wholly successful on the merits or otherwise in the defense of any proceeding to which he or she is a party by virtue of his or her position as an officer or director.
We must advance reasonable expenses (including attorneys’ fees) incurred by a director or officer in advance of a final disposition of a proceeding if:
•The director or officer furnishes a written affirmation of his good faith belief that he has met the requisite standard of conduct;
•The director or officer furnishes a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the requisite standard of conduct; and
•A determination is made that the facts then known to those making the determination would not preclude indemnification.
A director or officer may apply for indemnification to a court of competent jurisdiction. A court may order us to indemnify the party if it determines that:
•The director or officer has been wholly successful on the merits or otherwise in the defense or the proceeding; or
•The director or officer is fairly and reasonably entitled to indemnification in view of all relevant circumstances, regardless of whether he has met the requisite standard of conduct or was adjudged liable (if the latter, indemnification is limited to reasonable expenses incurred, including reasonable attorneys’ fees).
Unless so ordered by a court, we will only indemnify an officer or director after a determination has been made that he has met the requisite standard of conduct to be eligible for indemnification. This determination is made:
•By our board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
•If such quorum cannot be obtained, by majority vote of a committee duly designated by the board consisting solely of two or more directors not at the time parties to the proceeding;
•By special legal counsel selected by the board or its committee; or
•By vote of the shareholders, excluding the voting of shares held by directors and officers who are at the time parties to the proceeding.
Our by-laws also empower us to purchase and maintain insurance to provide the indemnification described above.

Finally, our ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).
The foregoing is only a general summary of certain aspects of Louisiana law and our governing documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to our by-laws, a copy of which is on file with the SEC, and to the relevant provisions of the LBCA.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit Number	Description	Location
1.1	Underwriting Agreement	*
3.1	Restated Articles of Incorporation of Investar Holding Corporation	Exhibit 3.1 to the Registration Statement on Form S-1 of Investar Holding Corporation filed May 16, 2014 and incorporated herein by reference.
3.2	Amended and Restated By-laws of Investar Holding Corporation	Exhibit 3.2 to the Registration Statement on Form S-4 of Investar Holding Corporation filed October 10, 2017 and incorporated herein by reference.
4.1	Form of Indenture for Senior Debt Securities (including form of Note for Senior Debt Securities).	Filed herewith.
4.2	Form of Indenture for Subordinated Debt Securities (including form of Note for Subordinated Debt Securities).	Filed herewith.
4.3	Form of Deposit Agreement and Certificate.	*
4.4	Form of Common Stock Certificate.	Exhibit 4.1 to the Registration Statement on Form S-1 of Investar Holding Corporation filed May 16, 2014 and incorporated herein by reference.
4.5	Form of Preferred Stock Certificate.	*
4.6	Form of Warrant Agreement and Certificate with respect to Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Units	*
4.7	Form of Unit Agreement and Certificate.	*
5.1	Opinion of Fenimore, Kay, Harrison & Ford LLP	Filed herewith
23.1	Consent of Fenimore, Kay, Harrison & Ford, LLP	Included in Exhibit 5.1
23.2	Consent of Ernst & Young LLP	Filed herewith
24.1	Powers of Attorney	Included on signature page of this registration statement
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Senior Indenture.	**
25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Subordinated Indenture.	**
* To be subsequently filed by amendment or as an exhibit to a report filed in accordance with Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
** To be subsequently filed, when appropriate, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

Item 17. Undertakings.
The undersigned registrant undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 will be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on November 6, 2020.

INVESTAR HOLDING CORPORATION

By:
John J. D’Angelo
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints John J. D’Angelo and Christopher L. Hufft, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

President and Chief Executive Officer
/s/ John J. D’Angelo	(Principal Executive Officer)	November 6, 2020
John J. D’Angelo
Executive Vice President and Chief Financial Officer
/s/ Christopher L. Hufft	(Principal Financial Officer)	November 6, 2020
Christopher L. Hufft
Executive Vice President and Chief Accounting Officer
/s/ Rachel P. Cherco	(Principal Accounting Officer)	November 6, 2020
Rachel P. Cherco

/s/ James M. Baker	Director	November 6, 2020
James M. Baker

/s/ Thomas C. Besselman, Sr.	Director	November 6, 2020
Thomas C. Besselman, Sr.

/s/ James H. Boyce, III	Director	November 6, 2020
James H. Boyce, III

/s/ Robert M. Boyce, Sr.	Director	November 6, 2020
Robert M. Boyce, Sr.

/s/ William H. Hidalgo, Sr.	Director	November 6, 2020
William H. Hidalgo, Sr.

/s/ Gordon H. Joffrion, III	Director	November 6, 2020
Gordon H. Joffrion, III

/s/ Robert Chris Jordan	Director	November 6, 2020
Robert Chris Jordan

/s/ David J. Lukinovich	Director	November 6, 2020
David J. Lukinovich

/s/ Suzanne O. Middleton	Director	November 6, 2020
Suzanne O. Middleton

/s/ Andrew C. Nelson, M.D.	Director	November 6, 2020
Andrew C. Nelson, M.D.

/s/ Frank L. Walker	Director	November 6, 2020
Frank L. Walker